AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 13, 2008, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the several banks and other financial institutions signatories hereto (the “Majority Lenders”) and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A.           The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 6, 2007 (the “Credit Agreement”).

B.           The Borrower has requested that the Credit Agreement be amended as more fully set forth herein, and the Majority Lenders are willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors (as defined in the Credit Agreement) ratify and confirm all of its obligations under the Credit Agreement and the other Credit Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower and the Majority Lenders agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

2.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.02 is hereby amended by adding the following new definitions in appropriate alphabetical order:

“‘OXY Sale Agreement’ means the Purchase and Sale Agreement dated as of December 14, 2007, by and among the Borrower, Plains Resources Inc., PXP Hell’s Gulch LLC, PXP East Plateau LLC, PXP Brush Creek LLC, PXP Piceance LLC, Pogo Producing Company LLC, Pogo Panhandle 2004 LP, Latigo Petroleum Texas, LP and OXY USA Inc., as amended, modified or supplemented from time to time pursuant to an instruments approved by the Administrative Agent.”

“‘Sale Completion Date’ means the first date on which the Borrower and its Restricted Subsidiaries have substantially completed the transactions contemplated by the OXY Sale Agreement and the XTO Sale Agreement and have received at least $1,400,000,000 in gross proceeds from such transactions.”

“‘XTO Sale Agreement’ means the Purchase and Sale Agreement dated as of December 14, 2007, by and among Pogo Producing Company LLC, Pogo Producing (San Juan) Company, Pogo Partners, Inc. and XTO Energy Inc., as amended, modified or supplemented from time to time pursuant to instruments approved by the Administrative Agent.”

(b)           The definition of Specified Date in Section 1.02 is hereby amended to read as follows:

“‘Specified Date’ means the earlier of (i) the first anniversary of the closing held pursuant to the Merger Agreement, (ii) the first date after the Effective Date on which the Borrower issues any Permitted Additional Debt, (iii) the sale (in one or more transactions) of Oil and Gas Properties not covered by the most recent Reserve Report delivered to the Administrative Agent and the issuance of Equity Interests (other than pursuant to the Merger Agreement) for an aggregate consideration of $300,000,000 or more, and (iv) the consummation of the transactions contemplated by both the OXY Sale Agreement and the XTO Sale Agreement.”

(c)           The definition of Maximum Credit Amount in Section 1.02 is hereby amended by deleting from clause (a) thereof the phrase “Section 2.06(b)” and replacing it with the phrase “Section 2.06(b) or (c)”.

(d)           Section 2.06 is hereby amended by adding at the end thereof the following new subsection (c):

“(c)           Mandatory Reduction of Aggregate Maximum Credit Amounts.  Upon the completion of the transactions contemplated by the XTO Sale Agreement, the Aggregate Maximum Credit Amounts will be automatically and permanently reduced by $100,000,000.  Upon the completion of the transactions contemplated by the OXY Sale Agreement, the Aggregate Maximum Credit Amounts will be automatically and permanently reduced by $900,000,000.  Each such reduction will be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.”

(e)           Section 3.04(c)(i) is hereby amended by deleting the phrase “Section 2.06(b)” and replacing it with the phrase “Section 2.06(b) or (c)”.

(f)           Section 9.04(d) is hereby amended to read as follows:

“(d)            to the extent not permitted by clauses (a) to (c) above, the Borrower may make Restricted Payments to repurchase, redeem, or otherwise acquire any Equity Interests of the Borrower if (i) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is made or would result from the making of such Restricted Payment, (ii) the cumulative amount of Restricted Payments made after the Effective Date pursuant to this Section 9.04(d) does not exceed (A) prior to the Sale Completion Date, $100,000,000 and (B) after the Sale Completion Date, $1,000,000,000, and (iii) the Borrower’s Minimum Liquidity after giving effect to such Restricted Payment is not less than $250,000,000, and”.

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(g)           Section 9.12(d) is hereby amended by adding at the end thereof the following clause:

“provided, further, however, that in connection with the sales of Oil and Gas Properties contemplated by the OXY Sale Agreement and the XTO Sale Agreement, (A) upon the consummation of the transaction with XTO Energy, Inc. contemplated by the XTO Sale Agreement, (1) the Borrowing Base Base will be reduced by $100,000,000 and the (2) the Aggregate Maximum Credit Amounts will be reduced as described in Section 2.06(c), (B) upon the consummation of the transaction with OXY USA, Inc. contemplated by the OXY Sale Agreement, (1) the Borrowing Base will be reduced by $300,000,000 and the (2) the Aggregate Maximum Credit Amounts will be reduced as described in Section 2.06(c) and (C) the condition in clause (ii) above (which would otherwise require another reduction in the Borrowing Base and the Conforming Borrowing Base) shall not apply.”

3.           First Scheduled Redetermination.  The Lenders party hereto acknowledge that Borrower has previously provided to the Administrative Agent and the Lenders the Reserve Report required to be delivered with respect to the Oil and Gas Properties as of December 31, 2007.  The Lenders party hereto further agree that the Borrowing Base as of May 1, 2008, shall be as determined in accordance with Section 9.12 as in effect after giving effect to this amendment.  For the avoidance of doubt, following the consummation of the transactions contemplated by the Oxy Sale Agreement and the XTO Sale Agreement, and subject to further adjustments pursuant to Interim Redeterminations and Sections 8.12(c), 9.02(a)(ix) and 9.12(d), the Borrowing Base and the Conforming Borrowing Base will be $2,500,000,000, and effective as of May 1, 2008, the Borrowing Base and the Conforming Borrowing Base will be maintained at $2,500,000,000.

4.           Conditions to Effectiveness.  This amendment will become effective on the date on which the following conditions have been satisfied or waived:

(a)           The representations and warranties of the Borrower in Section 5 hereof are true and correct;

(b)           The Administrative Agent has received this amendment, executed and delivered by the Borrower, the Administrative Agent and the Super-majority Lenders;

(c)           Each Guarantor has executed and delivered an acknowledgment and consent to this amendment in form and substance satisfactory to the Administrative Agent.

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5.           Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a)           This amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower.

(b)           Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date.

(c)           After giving effect to this amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

6.           Continuing Effect of the Credit Agreement.  This amendment does not constitute a waiver of any provision of the Credit Agreement and is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein.  The Borrower hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents as amended hereby and acknowledges and agrees that the same continue in full force and effect as amended hereby.

7.           Reference to the Credit Agreement.  Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

8.           Counterparts.  This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original or facsimile form and all of such counterparts taken together constitute one instrument.

9.           References.  The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this amendment refer to this amendment as a whole and not to any particular article, section or provision of this amendment.  References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

10.           Headings Descriptive.  The headings of the several sections of this amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this amendment.

11.           Governing Law.  This amendment is governed by and will be construed in accordance with the law of the State of New York.

12.           Payment of Expenses.  The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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13.           Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

PLAINS EXPLORATION &
PRODUCTION COMPANY

By: /s/ Winston M. Talbert
Name: Winston M. Talbert
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Amendment No. 1

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Vice President

Signature Page to Amendment No. 1

BANK OF MONTREAL, as a Lender and
As Syndication Agent

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Director

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A, as a Lender
and as a Co-Documentation Agent

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Senior Vice President

Signature Page to Amendment No. 1

THE BANK OF NOVA SCOTIA, as a
Lender and as a Co-Documentation Agent

By: /s/ David Mills
Name: David Mills
Title: Director

Signature Page to Amendment No. 1

BNP PARIBAS, as a Lender and as a Co-
Documentation Agent

By: /s/ Brian M. Malone
Name: Brian M. Malone
Title: Managing Director

By: /s/ Greg Smothers
Name: Greg Smothers
Title: Vice President

Signature Page to Amendment No. 1

CITICORP NORTH AMERICA, INC., as
A Lender and as a Co-Documentation Agent

By: /s/ David E. Hunt
Name: David E. Hunt
Title: Vice President

Signature Page to Amendment No. 1

LEHMAN BROTHERS COMMERCIAL
BANK, as a Lender and as a Co-
Documentation Agent

By: /s/ George Janes
Name: George Janes
Title: Chief Credit Officer

Signature Page to Amendment No. 1

THE ROYAL BANK OF SCOTLAND
PLC, as a Lender and as a Co-
Documentation Agent

By: /s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Vice President

Signature Page to Amendment No. 1

TORONTO DOMINION (TEXAS) LLC,
as a Lender and as a Co-Documentation
Agent

By: /s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Signature Page to Amendment No. 1

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and as a Co-
Documentation Agent

By: /s/ Paul A. Squires
Name: Paul A. Squires
Title: Vice President

Signature Page to Amendment No. 1

BANK OF SCOTLAND plc, New York
Branch

By: /s/ Susan L. Hay
Name: Susan Hay
Title: Head of Business Services

Signature Page to Amendment No. 1

COMERICA BANK

By: /s/ Josh Strong
Name: Josh Strong
Title: Assistant Vice President

Signature Page to Amendment No. 1

FORTIS CAPITAL CORP.

By: /s/ Ilene Fowle
Name: Ilene Fowler
Title: Director

By: /s/ Chad Clark
Name: Chad Clark
Title: Director

Signature Page to Amendment No. 1

UBS LOAN FINANCE LLC

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services,
US

By: /s/ David B. Julie
Name: David B. Julie
Title: Associate Director, Banking
Products Services, US

Signature Page to Amendment No. 1

WACHOVIA BANK, NATIONAL
ASSOCIATION

By: /s/ Chris Hewitt
Name: Chris Hewitt
Title: Vice President

Signature Page to Amendment No. 1

MORGAN STANLEY BANK

By: /s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

Signature Page to Amendment No. 1

GOLDMAN SACHS CREDIT
PARTNERS L.P.

By: /s/ Pedro Ramirez
Name: Pedro Ramirez
Title: Authorized Signatory

Signature Page to Amendment No. 1